CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Fund Service Providers," "Financial Highlights," "Miscellaneous Information - Independent Registered Public Accounting Firm," and to the incorporation by reference of our report dated July 25, 2008 on the May 31, 2008 financial statements of the Claymore Exchange-Traded Fund Trust 2 comprised of the Claymore/AlphaShares China Real Estate ETF, the Claymore/AlphaShares China Small Cap Index ETF, the Claymore/Clear Global Exchanges, Brokers & Asset Managers Index ETF, the Claymore/Clear Global Timber Index ETF, the Claymore/Robb Report Global Luxury Index ETF, the Claymore/SWM Canadian Energy Income Index ETF, the Claymore/Zacks Country Rotation ETF, and the Claymore/Zacks International Yield Hog Index ETF in the Registration Statement (Form N-1A) and related Prospectuses and Statement of Additional Information of the Claymore Exchange-Traded Fund Trust 2 filed with the Securities and Exchange Commission in this Post Effective Amendment No. 34 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-135105).


                                                         /s/ ERNST & YOUNG LLP

Chicago, Illinois
September 25, 2008